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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF PEOPLESOFT, INC.


SUBSIDIARY NAME                                  INCORP/FORMED IN
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PEOPLESOFT ARGENTINA S.A.                        Argentina
Vantive Australia PTY Limited                    Australia
Vantive B.V                                      The Netherlands
Vantive International                            Barbados
PEOPLESOFT DO BRASIL LTDA                        Brazil
Vantive Canada, Inc.                             Canada
PEOPLESOFT CREDIT CORPORATION                    California, USA
PEOPLESOFT PROPERTIES, INC.                      California, USA
PEOPLESOFT PROPERTIES, INC.                      California, USA
PEOPLESOFT USA, INC.                             California, USA
PEOPLESOFT VENTURES, INC.                        California, USA
PeopleSoft C.I. Holdings Ltd.                    Cayman Islands
PEOPLESOFT FRANCE S.A.                           France
Vantive France, SARL                             France
PEOPLESOFT GERMANY GMBH                          Germany
Vantive, GmbH                                    Germany
PeopleSoft Italia Srl.                           Italy
PEOPLESOFT JAPAN K.K.                            Japan
PEOPLESOFT MEXICO SA DE CV                       Mexico
PSFT INTERNATIONAL HOLDINGS C.V.                 Netherlands
Vantive Singapore, PTE Ltd.                      Singapore
PEOPLESOFT IBERICA, S.L.                         Spain
PeopleSoft Schweiz A.G.                          Switzerland
Vantive UK Limited                               United Kingdom
PEOPLESOFT UK LTD.                               United Kingdom
Intrepid Systems (UK) Ltd.                       United Kingdom
Innovative Computer Concepts, Inc                United States
Scotch Bonnet Integration, Inc                   United States